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                                                                     EXHIBIT 4.6

            FIRST AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the 21ST day of March, 2002 by and among ScanSoft, Inc., a Delaware corporation (the "Company"), on the one hand, and Lernout & Hauspie Speech Products N.V., a corporation organized and existing under the laws of the Kingdom of Belgium ("L&H"), L&H Holdings USA, a Delaware corporation that is a wholly-owned subsidiary of L&H ("Holdings"), and the other corporations listed on Annex A to this Agreement, on the other hand (L&H, Holdings, and the other corporations listed on Annex A to this Agreement are each individually referred to herein as a "Seller" and collectively as the "Sellers"). The Company and the Sellers are referred to collectively herein as the "Parties."

WHEREAS, the Company and the Sellers entered into an Asset Purchase Agreement (the "Lots 1-3 Asset Purchase Agreement") dated as of December 7, 2001, whereby the Sellers received shares (the "2001 Shares") of Company common stock, $0.001 par value (the "Common Stock"), and in connection therewith, the Company and the Sellers entered into a Registration Rights Agreement (the "Registration Rights Agreement") dated as of December 12, 2001; and

WHEREAS, the Company and Holdings have entered into a second Asset Purchase Agreement (the "Audiomining Asset Purchase Agreement") dated as of February 22, 2002, whereby Holdings will receive additional shares of Company Common Stock (the "2002 Shares"); and

WHEREAS the Company and the Sellers are amending and restating the Registration Rights Agreement for the sole purpose of confirming that the 2002 Shares received by Holdings pursuant to the Audiomining Asset Purchase Agreement are included in and subject to the Registration Rights Agreement;

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Registration Rights.

1.1 Definitions.

(a) The term "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
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(c) The term "Holder" means the Sellers, as a holder of Registrable Securities, and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in accordance with Section 1.8 hereof;

(d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

(e) The term "Registrable Securities" means the Shares; provided, however, that any Shares or other securities referred to above that have been sold to the public pursuant to a registered public offering or Rule 144 under the Securities Act shall cease to be Registrable Securities.

(f) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(g) The term "Shares" means the 2001 Shares and the 2002 Shares.

1.2 Request for Registration.

(a) If the Company shall receive a written request from the Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least 50% of the Registrable Securities then outstanding (as such number may be appropriately adjusted for stock splits, combinations, and the like) or such lesser amount of shares as shall constitute all of the Registrable Securities then outstanding, then the Company shall, subject to the limitations of subsection 1.2(b), use all reasonable commercial efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within 20 days of the mailing of such notice by the Company in accordance with Section 2.2. The Parties acknowledge that the rights of the holders under Section 1.3 of that certain Registration Rights agreement dated March 2, 1999 by and between the Company and Xerox Corporation shall be applicable to a registration effected pursuant to this Section 1.2.

(b) If the Holders of Registrable Securities initiating the registration request pursuant to subsection 1.2(a) ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any such Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided


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herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) If the Company is qualified to use Form S-3 (or any comparable successor form or forms) at the time any registration statement is to be filed pursuant to this Section 1.2, such registration statement shall be filed on Form S-3. If the Company is not qualified to use Form S-3 at the time any registration statement is to be filed pursuant to this Section 1.2, such registration statement shall be filed on Form S-1 (or any comparable successor form or forms).

(d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders (or, if the Company is engaged or has fixed plans to engage in a registered public offering as to which the Holders may include Registrable Securities pursuant to Section 1.3, not more than 180 days after the effective date of such offering); provided, however, that the Company may not utilize this right more than once in any 12-month period.

1.3 Obligations of the Company.

Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective ("Effectiveness Period") until the earliest of
(i) the date that is eighteen (18) months after the Initiating Holders have notified the Company that they are demanding a registration pursuant to Section
1.2 hereof; (ii) the two year anniversary of the date of Asset Purchase Agreement and (iii) the date on which the distribution contemplated by the registration statement has been completed. In the event that, in the judgment of the Company, it is advisable to


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suspend use of the prospectus relating to such registration statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certified resolution of the Board of Directors of the Company, signed by a duly authorized officer of the Company, to each Holder, to the effect of the foregoing and, upon receipt of such certificate, such Holders agree not to dispose of such Holders' Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities
Act); provided, however, that such Deferral Period shall be no longer than 75 days. The Effectiveness Period shall be extended for a period of time equal to such Deferral Period.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders of the Registrable Securities covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, and any amendment or supplement thereto and a reasonable number of copies of the then-effective registration statement and any post-effective amendment thereto, all in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

(d) Use all reasonable commercial efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit


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to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) in the case of an underwritten public offering a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(h) Cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or automated quotation system on which shares of Common Stock are then listed. If any of such shares are not so listed, the Company shall cause such shares to be listed on the securities exchange or automated quotation system as may be reasonably requested by the Holders of a majority of the Registrable Securities being registered.

(i) Permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities to review, at the Holders' expense, the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission and state authorities, and shall not file any document in a form to which such counsel reasonably objects.

(j) Cause the Company's officers, directors and independent certified public accountants to supply all information reasonably requested by a representative of any Holder of Registrable Securities, and any attorney or accountant retained by such Holder, in connection with such registration; provided, however, that such representatives, attorneys or accountants of the Holders enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

1.4 Obligations of the Holders.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 of this Agreement if the number of shares of Registrable Securities to be included in the requested registration


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does not equal or exceed the number of shares required to trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) above.

(b) Upon the receipt by a Holder of any notice from the Company of (i) the existence of any fact or the happening of any event as a result of which the prospectus included in a registration statement filed pursuant to the terms hereof, as such registration statement is then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the issuance by the Commission of any stop order or injunction suspending or enjoining the use or the effectiveness of such registration statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (iii) the request by the Commission or any other federal or state governmental agency for amendments or supplements to such registration statement or related prospectus or for additional information related thereto, such Holder shall forthwith discontinue disposition of such Holder's Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the supplemented or amended prospectus or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed. In such a case, the Effectiveness Period shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder shall have received a copy of the supplemented or amended prospectus or when such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use all reasonable commercial efforts to limit the duration of any discontinuance of disposition of Registrable Securities pursuant to this section.

1.5 Expenses.

(a) Except as set forth herein, the Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, fees and disbursements of counsel for the Company, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, fees and expenses of listing any Registrable Securities on any securities exchange or automated quotation system on which shares of Common Stock are then listed, the expenses of providing materials pursuant to Section 1.4 hereof, but excluding stock transfer taxes that may be payable by the selling Holders, and all underwriting discounts and commissions relating to Registrable Securities covered by such registration, which shall be borne by the Holders.

(b) Notwithstanding subsection 1.5(a), the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses); provided, however, that if such withdrawal occurs prior to the date the


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registration statement shall have become effective and as of the time of such withdrawal, such Holders have learned of a material adverse change in the business, properties, results of operations or financial condition of the Company from that known to such Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7 Indemnification.

In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers and directors of each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration


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statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.7(b) exceed the net proceeds from the sale of the Registrable Securities received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7 to the extent the indemnifying party was actually damaged or suffered any loss or incurred any additional expense as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder by such indemnified parties (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such


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settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.8 Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned by a Holder, in whole or in part, without any prior written consent of the Company, to (a) a wholly-owned subsidiary of the Holder or a successor to substantially all the business or assets of the Holder or (b) a transferee or assignee of 10% or more of the then outstanding Registrable Securities; provided that the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned; and provided, further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1.

1.9 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:


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(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

1.10 RESERVED

1.11 RESERVED

1.12 Subordination. Notwithstanding anything set forth herein, the registration rights conferred herein are subordinate in all respects to the registration rights conveyed to Xerox Corporation in that certain Registration Rights Agreement by and among Visioneer, Inc. and Xerox Corporation dated March 2, 1999, except to the extent the Sellers are Other Holders as defined in that certain Registration Rights Agreement by and among Visioneer, Inc. and Xerox Corporation dated March 2, 1999.

2. Miscellaneous.

2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

If to the Company:         ScanSoft, Inc.
                           9 Centennial Drive
                           Peabody, MA  01962
                           Attention: Chief Financial Officer
                           Facsimile: 978-977-2436


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
with a copy to:            Hill & Barlow, P.C.
                           One International Place
                           Boston, MA  02110
                           Attention:  Charles R. Dougherty, Esq.
                           Telephone:  (617) 428-3341
                           Fax:  (617) 428-3500


If to the Seller:          Lernout & Hauspie Speech Products N.V.
                           J. M. Vanstaen -- Curator
                           Nieuwstraat 23
                           B-8940 Wervik -- Belgium
                           Telephone: 011-32-56-31-14-06
                           Fax: 011-32-56-31-40-62

with a copy to:            Milbank, Tweed, Hadley & McCloy LLP
                           One Chase Manhattan Plaza
                           New York, New York 10005
                           Attn: Luc A. Despins, Esq.
                           Telephone: (212) 530-5000
                           Fax: (212) 822-5219

2.3 Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.4 Entire Agreement; Amendments.

(a) This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

(b) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company. No waiver of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any


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delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

2.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (irrespective of its choice of law principles).

2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



ScanSoft, Inc.



By:    ______________________
Name:  Richard Palmer
Title: SVP & Chief Financial Officer



The Sellers



Lernout & Hauspie Speech Products N.V.



By:    ______________________


Name:  ______________________


Title: ______________________



L&H Holdings USA, Inc.



By:    ______________________


Name:  ______________________


Title: ______________________

Interactive Systems, Inc.



By:    ______________________


Name:  ______________________


Title: ______________________



Lernout & Hauspie Speech Products USA, Inc.



By:    ______________________


Name:  ______________________


Title: ______________________



L&H Applications USA, Inc.



By:    ______________________


Name:  ______________________


Title: ______________________

Linguistic Technologies, Inc.



By:    ______________________


Name:  ______________________


Title: ______________________



L&H Japan K.K.



By:    ______________________


Name:  ______________________


Title: ______________________



Lernout & Hauspie Japan Inc.



By:      ____________________


Name:    ____________________


Title:   ____________________